Exhibit 99.1

SYNTEC OPTICS, INC.

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023 AND 2022

Syntec Optics, Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTMEBER 30, 2023 AND DECEMBER 31, 2022

	2023	2022
	(unaudited)
ASSETS

Current Assets
Cash	$103,324	526,182
Accounts Receivable, Net	6,481,803	5,925,724
Inventory, Net	5,441,721	3,626,360
Prepaid Expenses and Other Assets	496,006	689,385

Total Current Assets	12,522,854	10,767,651

Property and Equipment, Net	11,162,057	11,624,819

Operating Lease Assets, Net	53,270	63,227

Total Assets	$23,738,181	$22,455,697

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities
Accounts Payable	$1,705,320	$412,058
Accrued Expenses	435,869	539,966
Federal Income Tax Payable	637,149	108,738
Deferred Revenue	38,360	348,095
Line of Credit	6,547,076	6,400,000
Current Maturities of Debt Obligations	1,382,469	1,624,851
Current Maturities of Operating Lease Liabilities	16,944	13,374

Total Current Liabilities	10,763,187	9,447,082

Long-Term Liabilities
Long-Term Debt Obligations	1,528,598	1,913,538
Long-Term Operating Lease Liabilities	36,326	49,853
Due to Related Parties	-	11,767
Deferred Grant Revenue	300,000	300,000
Deferred Income Taxes	738,014	1,274,104

Total Long-Term Liabilities	2,602,938	3,549,262

Total Liabilities	13,366,125	12,996,344

Commitments and Contingencies (Note 14)

Stockholder’s Equity
Common Stock, Par value $.001 per share; 5,000 authorized; 3,499 issued and outstanding as of September 30, 2023 and December 31, 2022	4	4
Additional Paid-In Capital	240,848	240,848
Retained Earnings	10,131,204	9,218,501

Total Stockholder’s Equity	10,372,056	9,459,353

Total Liabilities and Stockholder’s Equity	$23,738,181	$22,455,697

See Notes to Unaudited Condensed Consolidated Financial Statements

3

SYNTEC OPTICS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

Net Sales	$6,600,525	$6,891,497	$21,177,257	$20,755,724

Cost of Goods Sold	4,756,466	5,487,894	15,244,862	16,582,871

Gross Profit	1,844,059	1,403,603	5,932,395	4,172,853

General and Administrative Expenses	1,314,885	1,397,565	4,442,117	4,234,425

Income (Loss) from Operations	529,174	6,038	1,490,278	(61,572)

Other Income (Expense)
Interest Expense, Including Amortization of Debt Issuance Costs	(185,292)	(98,633)	(446,875)	(214,866)
Other Income	21,107	8	70,914	476

Total Other Expense, Net	(164,185)	(98,625)	(375,961)	(214,390)

Income (Loss) Before Provision for (Benefit From) Income Taxes	364,989	(92,587)	1,114,317	(275,962)

Provision for (Benefit From) Income Taxes	11,008	(21,082)	139,549	(70,773)

Net Income (Loss)	$353,981	$(71,505)	$974,768	$(205,189)

Net Income (Loss) per Common Share
Basic and diluted	$101.17	$(20.44)	$278.58	$(58.64)

Weighted Average Number of Common Shares Outstanding
Basic and diluted	3,499	3,499	3,499	3,499

See Notes to Unaudited Condensed Consolidated Financial Statements

4

Syntec Optics, Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

			Additional
	Common Stock		Paid-In	Retained
	Shares	Amount	Capital	Earnings	Total

Balances, December 31, 2022	3,499	$4	$240,848	$9,218,501	$9,459,353

Distributions	-	-	-	(46,106)	(46,106)

Net Income	-	-	-	53,022	53,022

Balances, March 31, 2023	3,499	$4	$240,848	$9,225,417	$9,466,269

Distributions	-	$-	$-	$(15,959)	$(15,959)

Net Income	-	-	-	567,765	567,765

Balances, June 30, 2023	3,499	$4	$240,848	$9,777,223	$10,018,075

Net Income	-	-	-	353,981	353,981

Balances, September 30, 2023	3,499	$4	$240,848	$10,131,204	$10,372,056

See Notes to Unaudited Condensed Consolidated Financial Statements

5

SYNTEC OPTICS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022

			Additional			Stock
	Common Stock		Paid-In	Retained	Loan to	Subscription
	Shares	Amount	Capital	Earnings	Stockholder	Receivable	Total

Balances, December 31, 2021	3,499	$4	$240,848	$15,615,868	$(5,505,957)	$(176,071)	$10,174,692

Distributions (See Note 6 & 7)	-	-	-	(5,694,339)	5,505,957	176,071	(12,311)

Net Loss	-	-	-	(330,370)	-	-	(330,370)

Balances, March 31, 2022	3,499	$4	$240,848	$9,591,159	$-	$-	$9,832,011

Distributions	-	$-	$-	$(27,690)	$-	$-	$(27,690)

Net Income	-	-	-	196,686	-	-	196,686

Balances, June 30, 2022	3,499	$4	$240,848	$9,760,155	$-	$-	$10,001,007

Distributions	-	-	-	(22,929)	-	-	(22,929)

Net Loss	-	-	-	(71,505)	-	-	(71,505)

Balances, September 30, 2022	3,499	$4	$240,848	$9,665,721	$-	$-	$9,906,573

6

Syntec Optics, Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTMEBER 30, 2023 AND 2022

	2023	2022
Cash Flows From Operating Activities
Net Income (Loss)	$974,768	$(205,189)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by
Operating Activities:
Depreciation and Amortization	2,096,335	2,200,462
Amortization of Debt Issuance Costs	5,758	7,748
Change in Allowance for Expected Credit Losses	(51,706)	-
Change in Reserve for Obsolescence	16,299	(392,545)
Deferred Income Taxes	(536,090)	(875,254)
(Increase) Decrease in:
Accounts Receivable	(504,372)	64,122
Inventory	(1,831,660)	878,905
Federal Income Tax Receivable	-	100,000
Prepaid Expenses and Other Assets	193,379	213,037
Increase (Decrease) in:
Accounts Payables and Accrued Expenses	523,455	(189,435)
Federal Income Tax Payable	528,411	681,427
Deferred Revenue	(309,735)	(119,099)

Net Cash Provided By Operating Activities	1,104,842	2,364,179

Cash Flows From Investing Activities
Purchases of Property and Equipment	(979,630)	(1,185,524)

Net Cash Used in Investing Activities	(979,630)	(1,185,524)

Cash Flows From Financing Activities
Borrowings (Repayments) on Line of Credit, Net	147,076	(1,000,000)
Repayments on Debt Obligations	(633,081)	(687,548)
Repayments on Finance Lease Obligations	-	(125,103)
Distributions	(62,065)	(62,930)

Net Cash Used in Financing Activities	(548,070)	(1,875,581)

Net Decrease in Cash	(422,858)	(696,926)

Cash - Beginning	526,182	2,303,441

Cash - Ending	$103,324	$1,606,515

Supplemental Cash Flow Disclosures:

Cash Paid for Interest	$451,580	$207,118

Cash Paid for Taxes	$118,616	$-

Supplemental Disclosures of Non-Cash Investing and Financing Activities:

Assets Acquired During the Period	$1,633,573	$647,708
Add: Asset Acquired and Included in Accounts Payable and Accrued Expenses in the Prior Period	26,394	546,654
Less: Asset Acquired and Included in Accounts Payable and Accrued Expenses in the Current Period	680,337	8,838
Cash Paid for Purchases of Property and Equipment	$979,630	$1,185,524

Distributions During the Period	$62,065	$5,744,958
Less: Loan to Stockholder Settled	-	5,505,957
Less: Stock Subscription Receivable Settled	-	176,071
Cash Paid for Distributions	$62,065	$62,930

See Notes to Unaudited Condensed Consolidated Financial Statements

7

Syntec Optics, Inc.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2023 AND 2022

Note 1	Nature of Business and Significant Accounting Policies

Nature of Business

Syntec Optics, Inc. (the Company or Syntec) is a vertically integrated manufacturer of optics and photonics components and sub-systems – from opto-mechanicals to optical elements of various geometries, diamond turned optics – both prototype and production, and optical systems including optics assembly, electro-optics assembly, design, and coating. Sales are made to customers in the United States and Europe in defense, medical, and consumer end-markets. The Company has one reporting segment as its operating segments meet the requirements for aggregation.

Effective December 28, 2022, Wordingham Machine Co., Inc. and Rochester Tool and Mold, Inc. were merged with and into Syntec Technologies, Inc., with Syntec Technologies, Inc. being the surviving corporation (the Merger). Syntec Technologies, Inc. amended its name to Syntec Optics, Inc. Prior to this transaction, Wordingham Machine Co., Inc. and Rochester Tool and Mold, Inc. were wholly owned subsidiaries of Syntec. Syntec offers a unifying platform to other optics and photonics companies that can be added through acquisition.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information in accordance with Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in unaudited condensed financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The interim results for the nine-month periods ended September 30, 2023 are not necessarily indicative of the results to be expected for the year ending December 31, 2023, or for any future period.

8

Syntec Optics, Inc.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2023 AND 2022

Note 1	Nature of Business and Significant Accounting Policies - Continued

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Syntec Technologies, Inc. and its wholly owned subsidiaries, Rochester Tool and Mold, Inc. and Wordingham Machine Co., Inc. prior to the date of the Merger, see Note 16.

The consolidated financial statements also include the accounts of ELR Associates, LLC (ELR), a variable interest entity wherein the Company is the primary beneficiary. Syntec’s variable interest in ELR is the result of providing a guaranty of payment for ELR’s mortgage on the manufacturing facility used exclusively by Syntec.

The consolidated financial statements include the financial position and result of operations of ELR, consisting principally of cash and cash equivalents, other assets and property and equipment of approximately $2,147,000 and $2,149,000 (net of accumulated depreciation) and liabilities, consisting of deferred grant revenue and long-term debt, of approximately $1,869,000 and $1,948,000 as of September 30, 2023 and December 31, 2022, respectively and net income of approximately $31,900 and $107,300 for the three months ended September 30, 2023 and nine months ended September 30, 2023, respectively. Net income was approximately $28,700 and $93,000 for the three and nine months ended September 30, 2022, respectively.

All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may differ from those estimates.

Cash

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes that they are not exposed to any significant credit risk on cash. The Company also routinely assesses the financial strength of their customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited. On September 30, 2023 and December 31, 2022 there were amounts due from three customers that totaled approximately 58% and 66% respectively, of accounts receivable. The outstanding accounts receivable due from these customers at September 30, 2023 and December 31, 2022 were approximately $3,828,000 and $3,895,000, respectively.

9

Syntec Optics, Inc.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2023 AND 2022

Note 1	Nature of Business and Significant Accounting Policies – Continued

Accounts Receivable

The Company grants credit to substantially all customers and carries its accounts receivable at original invoice, net of an allowance for expected credit losses. On a periodic basis, management evaluates accounts receivable and adjusts the allowance for expected credit losses. The allowance at September 30, 2023 and December 31, 2022 amounted to approximately $181,000 and $213,000, respectively. Customer balances are written off when amounts are deemed uncollectible, or credits are issued. The Company generally does not accrue interest on past-due balances.

Inventory

Inventory consists of raw materials, work-in-process, finished goods and allocated manufacturing labor and overhead. Inventory is stated at the lower of cost using the first-in, first-out basis or net realizable value. The Company provides inventory reserves for excess, obsolete, or slow-moving inventory, based on changes in customer demand, technology developments or other economic factors.

Property and Equipment Net of Accumulated Deprecation

Property and equipment is stated at cost and is depreciated over the estimated useful lives of the respective assets. The cost of normal maintenance and repairs is charged to expense as incurred, whereas expenditures, which materially extend useful lives, are capitalized. When depreciable property is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income.

Depreciation is provided for on the straight-line method over the following estimated useful lives:

Years
Machinery and Equipment	7
Building and Leasehold Improvements	14 – 15 and/or Lesser of
Useful Life or Lease Term
Office Furniture and Equipment	3 - 5
Tooling	3 - 10
Vehicles	5

Long-Lived Assets

Long-lived assets, including property and equipment, are generally stated at cost. The Company reviews its long-lived assets, including right of use assets, for possible impairment when events or changes in circumstances indicate that their carrying amounts may not be recoverable. If such events or changes in circumstances are present, the carrying value of the asset is compared to the undiscounted future cash flows expected to result from the use of the asset and its eventual disposition. If the carrying amount exceeds the undiscounted cash flows, an impairment loss is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. During the nine months ended September 30, 2023, and year ended December 31, 2022, no material impairment charges were recorded.

10

Syntec Optics, Inc.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2023 AND 2022

Note 1	Nature of Business and Significant Accounting Policies – Continued

Leases

The Company determines if an arrangement is or contains a lease at inception. The Company records right-of-use (ROU) assets and lease obligations for its finance and operating leases, which are initially based on the discounted future minimum lease payments over the term of the lease. The payments are discounted using the rate implicit in the lease.

The lease term is defined as the non-cancelable period of the lease plus any options to extend the lease when it is reasonably certain that it will be exercised. Leases may also include options to terminate the arrangement or options to purchase the underlying asset. For leases with an initial term of 12 months or less, no ROU assets or lease obligations are recorded on the balance sheet and the Company recognizes short-term lease expense for these leases on a straight-line basis over the lease term.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. None of the Company’s lease agreements include variable rental payments. The Company has elected to separate lease from non-lease components for all leases.

Operating lease expense is recognized on a straight-line basis over the lease term and is included in general and administrative expense. Amortization expense for finance leases is recognized on a straight-line basis over the lease term and is included in cost of goods sold or general and administrative expense. Interest expense for finance leases is recognized using the effective interest method. Short-term rentals and payments associated with non-lease components are expensed as incurred.

.

Debt Issuance Costs

The Company defers certain costs incurred in connection with obtaining financing. Costs related to line of credit agreements are recorded as an asset and are amortized to interest expense over the term of the agreement. Costs related to long-term debt financing are presented as a direct deduction from the carrying amount of the related debt and amortized over the term of the related debt as additional interest.

Shipping and Handling Fees and Costs

Shipping and handling fees billed to the customer are recorded in net sales and the related costs incurred for shipping and handling are included in costs of goods sold.

Advertising

Advertising costs are charged to operations when incurred. Advertising expense for the three months ended September 30, 2023 and 2022 amounted to $46,076 and $58,359, respectively and for the nine months ended September 30, 2023 and 2022 amounted to $140,629 and $194,927, respectively.

11

Syntec Optics, Inc.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2023 AND 2022

Note 1	Nature of Business and Significant Accounting Policies – Continued

Income Taxes

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry forwards. Measurement of deferred income items is based on enacted tax laws, including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future. A valuation allowance is established when it is necessary to reduce deferred income tax assets to amounts for which realization is likely. In assessing the need for a valuation allowance, management estimates future taxable income, considering the feasibility of ongoing tax planning strategies and the realizability of tax loss carryforwards following tax law ordering rules.

The Company reviews tax positions taken to determine if it is more likely than not that the position would be sustained upon examination resulting in an uncertain tax position. The Company did not have any material unrecognized tax benefit as of September 30, 2023 or 2022. The Company recognizes interest accrued and penalties related to unrecognized tax benefits in tax expense. During the nine months ended September 30, 2023 and 2022, the Company recognized no interest and penalties. The Company files U.S. federal tax returns and tax returns in various states.

Earnings Per Share

Basic earnings per share is computed by dividing net income by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. The Company did not have any dilutive shares for the three and nine months ended September 30, 2023 and 2022.

Fair Value of Financial Instruments

The Company follows the fair value measurement guidance required by accounting principles generally accepted in the United States of America for financial and nonfinancial assets and liabilities. This guidance defines fair value and establishes a framework for measuring fair value and related disclosure requirements. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The carrying amounts of financial instruments, including cash, accounts receivable, accounts payable, accrued expenses and borrowings approximate fair value, based on their terms or due to the short maturity of these instruments.

12

Syntec Optics, Inc.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2023 AND 2022

Note 1	Nature of Business and Significant Accounting Policies – Continued

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13 – Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This update requires financial assets measured at amortized cost basis to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. Since June 2016, the FASB issued clarifying updates to the new standard including changing the effective date for smaller reporting companies. The guidance is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years, with early adoption permitted. The Company adopted ASU 2016-13 on January 1, 2023. The adoption of ASU 2016-13 did not have a material impact on its consolidated financial statements.

Note 2	Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standard Codification 606, Revenue from Contracts with Customers (ASC 606), which provides a five-step model for recognizing revenue from contracts with customers as follows:

●	Identify the contract with a customer
●	Identify the performance obligations in the contract
●	Determine the transaction price
●	Allocate the transaction price to the performance obligations in the contract
●	Recognize revenue when or as performance obligations are satisfied

The Company’s revenue is primarily derived from three categories of products and services, (i) the production and assembly of molded plastic optics parts including polymer and glass parts, opto-mechanicals, thin film coating, diamond turned optics and optical systems including electro-optics assembly, (“Products”) (ii) the manufacture of custom tooling used to manufacture molded products, and (“Custom Tooling”) (iii) non-recurring engineering services (“Non-Recurring Engineering’). The Company’s products are marketed and sold primarily to end-user commercial customers throughout the United States and Europe. Sales of products and services are subject to economic conditions and may fluctuate based on changes in the industry, trade policies and financial markets.

The Company assesses the contract term as the period in which the parties to the contract have presently enforceable rights and obligations. Certain customer contracts may provide for either party to terminate the contract upon written notice.

13

Syntec Optics, Inc.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2023 AND 2022

Note 2	Revenue Recognition – Continued

Nature of Products and Services

Revenue from the sale of molded plastic, polymer and glass parts, opto-mechanicals, thin film coating, diamond turned optic and optical systems is recognized upon transfer of control to the customer, which is typically upon shipment. These sales do not meet the criteria for revenue to be recognized over time. The Company has elected to treat shipping and handling activities related to contracts with customers as costs to fulfill the promise to transfer the associated equipment and parts and not as a separate performance obligation.

In general, the Company recognizes revenue from tooling contracts upon delivery and acceptance by the customer, which signifies successful completion of the contract.

Revenue from non-recurring engineering services is recognized upon completion of the negotiated services. These sales do not meet the criteria for revenue to be recognized over time. Non-recurring engineering services are one-off items that are unique to programs such as expedite fees or set-up fees which are billed upon completion of the task with payment terms of 30 - 60 days from date of invoice.

Transaction Price

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods and services to the customer. Revenue is recorded based on the transaction price, which includes fixed consideration. The Company’s contracts do not include variable consideration.

Contract Balances

The timing of revenue recognition generally aligns with the right to invoice the customer. The Company records accounts receivable when it has the unconditional right to issue an invoice and receive payment, regardless of whether revenue has been recognized. Deferred revenue is recognized on the consolidated balance sheets when cash payments are received in advance of the Company satisfying its performance obligation. Deferred revenue is recognized as revenue on the consolidated statements of operations when the Company satisfies its performance obligation to the customer. Balances in deferred revenue at January 1, 2023 and July 1, 2023 were $348,095 and $65,250, respectively. Revenue recognized during the three months ended September 30, 2023 and 2022 from amounts included in deferred revenue at the beginning of the period was $18,750 and $256,841, respectively. Revenue recognized during the nine months ended September 30, 2023 and 2022 from amounts included in deferred revenue at the beginning of the period was $460,865 and $505,656, respectively. The Company does not have any contract assets.

Costs to Obtain a Contract

The Company did not incur costs of obtaining contracts expected to benefit longer than one year. As a result, there are no capitalized contract acquisition costs as of September 30, 2023 or December 31, 2022.

14

Syntec Optics, Inc.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2023 AND 2022

Note 2	Revenue Recognition – Continued

Warranties

The buyer shall have thirty (30) days from the date of shipment to inspect and either accept or reject. If goods are rejected, written notice of rejection and the specific reasons therefore must be sent to the Company within such thirty (30) day period after receipt. Failure to reject goods or to notify the Company of errors, shortages, or other non-compliance with the agreement within such thirty (30) day period shall constitute irrevocable acceptance of goods and admission that they fully comply with the agreement.

Disaggregated Revenues

The following table disaggregates revenue by revenue recognition methodologies as outlined above for the nine months ended September 30:

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Products	$6,257,407	$6,419,332	$18,529,993	$19,567,049
Custom Tooling	211,350	450,665	1,325,411	1,002,265
Non-Recurring Engineering	131,768	21,500	1,321,853	186,410

Total	$6,600,525	$6,891,497	$21,177,257	$20,755,724

Syntec Optics’ management periodically reviews its revenues by its consumer, medical, and defense end-markets. The purpose of this analysis is to determine its end market mix and identify trends. The following table disaggregates revenue as outlined above for the nine months ended September 30:

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Consumer	$2,138,567	$2,130,395	$7,007,474	$7,156,774
Defense	1,961,166	2,169,685	6,467,556	$5,377,609
Medical	2,500,792	2,591,417	7,702,227	$8,221,341

Total	$6,600,525	$6,891,497	$21,177,257	$20,755,724

15

Syntec Optics, Inc.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2023 AND 2022

Note 3	Other Reimbursements

On August 9, 2022, the Company suffered a power outage that interrupted business and resulted in various equipment damage. The Company received $120,000 during Q3 2022 from the insurer Acadia Insurance for repair costs that has been included in other income in the consolidated statement of operations for the year ended December 31, 2022. The Company has received an additional $76,951 for repair costs which was paid in 2023. In addition, Acadia Insurance has provided guidelines to the Company for an additional interruption loss claim. The Company has received $23,902 in 2023 in relation to the interruption loss claim to date. The claim is still unresolved, and the Company does not have a best estimate of the final settlement.

Note 4	Inventory

Inventory consists of the following at September 30, 2023 and December 31, 2022:

	2023	2022

Raw Materials	$696,227	$865,499
Work-in-Process	4,509,727	2,705,281
Finished Goods	443,775	247,289
	5,649,729	3,818,069
Less: Reserve for Obsolescence	208,008	191,709

Inventory, Net	$5,441,721	$3,626,360

Note 5	Property and Equipment

Property and equipment consist of the following at September 30, 2023 and December 31, 2022:

	2023	2022

Machinery and Equipment	$31,492,113	$30,595,840
Building and Leasehold Improvements	5,093,987	5,082,901
Land	130,000	130,000
Office Furniture and Equipment	2,233,608	2,196,265
Tooling	103,860	103,860
Vehicles	24,059	24,059
Construction-In-Progress	688,871	-
	39,766,498	38,132,925
Less: Accumulated Depreciation	28,604,441	26,508,106

Property and Equipment, Net	$11,162,057	$11,624,819

Depreciation expenses were approximately $692,000 and $731,000 for the three months ended September 30, 2023 and 2022, respectively and $2,096,000 and $2,200,000 for the nine months ended September 30, 2023 and 2022, respectively.

16

Syntec Optics, Inc.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2023 AND 2022

Note 6	Loan to Stockholder

As of December 31, 2021, the Company had an outstanding loan to stockholder that totaled $5,463,299. The loan bore interest at 2.00%. As of December 31, 2021, unpaid accrued interest amounted to $42,658 and was included in loan to stock holder in the accompanying Consolidated Balance Sheet. During 2022, the outstanding loan balance and accrued interest was settled via a non-cash distribution to the stockholder. The loan receivable is to the sole stockholder, it has been classified as a reduction to equity at December 31, 2021. Based on the fact that the loan was made to the sole shareholder with no fixed repayment terms, these financial statements present the loan as a reduction to stockholder’s equity.

Note 7	Subscription Receivable

Syntec loaned $300,000 to a stockholder of Syntec in 1999, the proceeds of which were used by the stockholder to acquire an outstanding interest in Syntec. Syntec has classified the loan receivable as an offset to equity with accrued interest income recorded to additional paid-in capital. Interest income of $3,283 during the year ended December 31, 2021 was recorded as an increase to additional paid-in capital. During 2022, the loan balance and accrued interest amounting to $176,071 in the aggregate was settled via a non-cash distribution to the stockholder.

Note 8	Line of Credit

The Company has a line of credit available in the amount of $8,000,000 with Citizens Bank. Borrowings may be made against the line of credit as ABR Loans, Daily SOFR Loans or SOFR Loans, as defined in the credit agreement. The weighted average rate on outstanding borrowings as of September 30, 2023 was 8.40%. As of September 30, 2023 and December 31, 2022, the Company had $6,547,076 and $6,400,000, respectively, outstanding under the line of credit facility.

The line of credit and term notes contain customary covenants and restrictions on the Company’s ability to engage in certain activities and financial covenants requiring the Company to maintain certain financial ratios. At September 30, 2023 the Company was in compliance with these financial covenants.

17

Syntec Optics, Inc.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2023 AND 2022

Note 9	Long-Term Debt

See Note 16 for subsequent event of debt refinancing, all the following have been revised to reflect the new terms. Long-term debt consists of the following at September 30, 2023 and December 31, 2022:

	2023	2022

The Company entered into a $2,000,000 term note payable with Citizens Bank, requiring monthly principal installments of $33,333 plus interest at the Adjusted LIBOR rate as defined in the credit agreement. The note matured and was paid full in June 2023.	$-	$199,126

The Company entered into a $674,000 term note payable with the U.S. Small Business Administration, requiring monthly installments of $6,646, including interest at a fixed rate of 1.87%. The note matures in September 2026. The note is secured by certain assets of the Company and a personal guaranty of the Company’s stockholder. This note is a part of the refinancing mentioned in Note 16. The new maturity date is November 2028.	215,440	267,438

The Company entered into a $2,000,000 term note payable with Citizens Bank, requiring monthly principal installments of $33,333, plus interest at the Adjusted SOFR rate as defined in the credit agreement. The effective interest rate was 8.65% at September 30, 2023. The note matures in July 2026. This note is a part of the refinancing mentioned in Note 16. The new maturity date is November 2028.	1,133,333	1,433,333

18

Syntec Optics, Inc.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2023 AND 2022

Note 9	Long-Term Debt – Continued

The Company entered into a $1,216,712 mortgage note payable with Citizens Bank, requiring monthly principal installments of $5,633, plus interest at the Adjusted SOFR rate as defined in the credit agreement. The effective interest rate was 8.41% at September 30, 2023. The note matures in July 2023 however, the Company agreed to an extension with Citizens Bank through December 2023 at which point there will be a negotiation on re-financing of the note.	861,838	906,901

The Company entered into a $1,064,000 term note payable with the U.S. Small Business Administration, requiring monthly installments of $6,963, including fees and interest at a fixed rate of 2.22%. The note matures in June 2026. The note is secured by certain assets of the Company and a personal guaranty of the Company’s stockholder.	730,876	767,771

Total Long-Term Debt	2,941,487	3,574,569

Less: Unamortized Debt Issuance Costs	30,420	36,180

Long-Term Debt, Less Unamortized Debt Issuance Costs	2,911,067	3,538,389

Less: Current Maturities	1,382,469	1,624,851

Long-Term Debt	$1,528,598	$1,913,538

Aggregate annual maturities of the debt are estimated as follows:

December 31, 2023	$991,768
2024	521,240
2025	523,707
2026	341,056
2027	53,904
Thereafter	509,812

Total	$2,941,487

19

Syntec Optics, Inc.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2023 AND 2022

Note 10	Retirement Plan

The Company maintains a 401(k) retirement plan covering eligible employees of the Company and its affiliate. Under the plan, participants may defer up to 84% of their annual compensation, with Syntec matching 50% of employee contributions not to exceed 6% of annual compensation. Total contributions for the Company for the three months ended September 30, 2023 and 2022 amounted to $40,394 and $43,420, respectively and for the nine months ended September 30, 2023 and 2022 amounted to $134,724 and $123,180, respectively.

Note 11	Income Taxes

The income tax provision for interim periods is determined using an estimate of the annual effective tax rate, adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter, the estimate of the annual effective tax rate is updated, and if the estimated effective tax rate changes, a cumulative adjustment is made.

The effective income tax rate was 13.81% and 25.65% for the nine months ended September 30, 2023 and 2022, respectively. The effective tax rate for the nine months ended September 30, 2023 and 2022 does not include any discrete tax benefits.

20

Syntec Optics, Inc.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2023 AND 2022

Note 12	Leases

The Company has entered into lease agreements for equipment utilized in its manufacturing facility. As of December 31, 2022, these finance leases have been paid off. During 2022, the Company signed a five-year vehicle operating lease.

The components of operating and finance lease costs are as follows for the three and nine months ended September 30:

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Operating lease cost	$4,236	$-	$12,708	$-
Finance Lease Cost:
Amortization of assets	-	31,319	-	93,956
Interest on liabilities	-	1,296	-	5,392

Total lease cost	$4,236	$32,615	$12,708	$99,348

There were no variable payments or material short-term rentals for the nine months ended September 30, 2023.

Supplemental cash flow information related to leases are as follows for the nine months ended September 30:

	2023	2022
Cash paid for amounts included in measurement of lease obligations:
Operating cash flows from operating leases	$12,708	$8,472
Operating cash flows from finance leases	-	5,392
Financing cash flows from finance leases	-	125,103
Non-cash lease disclosures:
Operating lease assets obtained in exchange for operating lease liabilities	-	72,709

The following table summarizes weighted average remaining lease term and discount rates as of September 30, 2023 and December 31, 2022:

	2023	2022
Weighted average remaining lease term (years)
Operating leases	3.50	4.25
Finance leases	N/A	N/A
Weighted average discount rate
Operating leases	6.40%	6.40%
Finance leases	N/A	N/A

21

Syntec Optics, Inc.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2023 AND 2022

Note 12	Leases – Continued

Future maturities of our lease liabilities are as follows as of September 30:

2023	$4,236
2024	16,944
2025	16,944
2026	16,944
2027	4,236
Total Undiscounted Lease Obligations	59,304
Less: Imputed Interests	6,034

Present Value of Lease Obligations	$53,270

Note 13	Related Party Transactions

Accrued Management Fees

The Company pays a management fee to the majority stockholder for services provided to the Company. For the three months ended September 30, 2023 and 2022, the management fee income was $2,404 and expense was $131,739, respectively and for the nine months ended September 30, 2023 and 2022, the management fee expenses were $210,112 and $293,774, respectively. As of September 30, 2023 and December 31, 2022, unpaid management fees to the majority stockholder amounted to $75,000 and $25,000, respectively and included in the accrued expenses line on the accompanying consolidated balance sheets.

Other Related Party Transactions

SWI DISC, Inc. (the DISC) is owned by the majority stockholder of the Company. During 2014 the Company entered into a commission agreement with the DISC related to the Company’s foreign sales. Total commissions under the terms of this agreement amounted to $-0- for the three and nine months ended September 30, 2023, and 2022.

Note 14	Commitments and Contingencies

The Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

22

Syntec Optics, Inc.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2023 AND 2022

Note 15	Significant Customers

For the three months ended September 30, 2023, the Company generated 41% of revenues from two customers. These two customers are in different end-markets utilizing diverse manufacturing capabilities from the Company. The outstanding accounts receivable due from these customers were approximately $3,148,000 as of September 30, 2023.

For the three months ended September 30, 2022, the Company generated 51% of revenues from three customers. These three customers are in different end-markets utilizing diverse manufacturing capabilities from the Company.

For the nine months ended September 30, 2023, the Company generated 41% of revenues from two customers. These two customers are in different end-markets utilizing diverse manufacturing capabilities from the Company. The outstanding accounts receivable due from these customers were approximately $3,148,000 as of September 30, 2023.

For the nine months ended September 30, 2022, the Company generated 52% of revenues from four customers. These three customers are in different end-markets utilizing diverse manufacturing capabilities from the Company.

Note 16	Subsequent Events

Syntec Optics, Inc. entered into an Agreement and Plan of Merger with OmniLit Acquisition Corp. (OmniLit), dated May 9, 2023 in a tax-free reorganization provided for in Section 368(a) of the Internal Revenue Code of 1986. OmniLit is a publicly traded Special Purpose Acquisition Corporation (SPAC). The majority stockholder and Chairman of Syntec Optics is also a shareholder, director and officer of OmniLit. OmniLit’s shareholder’s approved this transaction on October 31, 2023 and the merger was executed on November 8, 2023 which resulted in the Company becoming a wholly owned subsidiary of OmniLit. The combined company will operate under the name Syntec Optics Holdings, Inc.

On November 8, 2023, the Company entered into new commercial banking loan agreements with a different financial institution. The maturity dates in the new agreement are November 2028, the line of credit increased by 25%, interest rates on all existing loans were decreased by 85 basis points, and an additional new loan/lease facility became available in the amount of $5,000,000.

23